EXHIBIT 21.1

                      SUBSIDIARIES OF WESTCON GROUP, INC.

                                                     State or Other Jurisdiction      Other Names under
                                                         of Incorporation or          which Subsidiary
Name of Subsidiary                                          Organization                Does Business
------------------                                   ---------------------------      -----------------
Westcon, Inc.                                                 New York
Westcon Australia, Inc.                                       New York
Westcon (Australia) Pty. Limited                              Australia
Westcon Canada Systems (WCSI) Inc.                             Canada
Westcon Brasil Ltda.                                   Rio de Janeiro, Brazil
Business Operation Services Corp.                             New York
RBR Networks, Inc.                                            New York                     Comstor
Westcon (UK) Limited                                      England and Wales
Comstor Group Limited                                     England and Wales
Comstor Limited                                           England and Wales
Comstor Integration Limited                                United Kingdom
Westcon.net, Inc.                                             New York
Eastpro Services, Inc.                                        New York
LAN Systems (Pty.) Limited                                    Australia
Voda One Corp.                                                New York
Comstor Networks GmbH                                          Germany
Westcon GmbH                                                   Germany
RBR Networks Pte. Ltd.                                  Republic of Singapore